EXHIBIT 32.1

                    Certification Pursuant to 18 U.S.C. 1350,
      As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

     In connection with the Quarterly Report on Form 10-Q of HomeCom Communications, Inc. (the "Registrant") for the period ended September 30, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Timothy R. Robinson, the Executive Vice President and Chief Financial Officer of the Registrant, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

          (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and


          (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


                                               By: /s/ Timothy R. Robinson
                                               ---------------------------
                                               Name:  Timothy R. Robinson
                                               Date:  October 29, 2003


     This certification accompanies the Report pursuant to section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Registrant for purposes of
Section 18 of the Securities Exchange Act of 1934 as amended. A signed original of this written statement required by Section 906 has been provided to HomeCom Communications, Inc. and will be furnished to the Securities and Exchange Commission or its staff upon request.